Exhibit 99.1

NEWS RELEASE

Ducommun Incorporated Announces the Appointment of

Suman Mookerji to Senior Vice President, Chief Financial Officer,

Controller and Treasurer

SANTA ANA, Calif., May 3, 2023 (GLOBE NEWSWIRE) — Ducommun Incorporated (“Ducommun” or the “Company”) (NYSE: DCO), a global supplier of innovative electronic and structural solutions for the aerospace and defense industry, announced today the appointment of Suman Mookerji, the Company’s current vice president, corporate development &investor relations to senior vice president, chief financial officer, controller & treasurer. Suman will also continue to lead the corporate development function at the Company. Mr. Christopher D. Wampler, Ducommun’s former vice president, chief financial officer, controller & treasurer will continue his employment with the Company in a non-executive capacity to facilitate a smooth transition of responsibilities.

“I am pleased to announce the promotion of Suman to be the next chief financial officer, controller and treasurer of Ducommun, and want to express my gratitude to Chris for his hard work and dedication to the Company” said Stephen G. Oswald, chairman, president and chief executive officer of Ducommun Incorporated. “Suman joined Ducommun in 2017 and has been very effective in executing our acquisition strategy over the last six years and more recently in revamping our investor relations function. His finance and accounting skills, accompanied with his aerospace and defense industry experience makes him uniquely qualified to help drive our business through the next phase of growth.”

“Ducommun has a rich history and legacy in the industry and I am very fortunate to have been part of the leadership team to see the transformation of the business since 2017,” said Mr. Mookerji. “I now look forward to continuing in this journey in my new role and working with both internal and external stakeholders to drive continuous improvement within the finance function at Ducommun and to deliver better business performance.”

Mr. Mookerji joined Ducommun in April 2017 as the vice president, strategy, acquisitions & integration. For the last year and a half, Mr. Mookerji served as vice president, corporate development & investor relations. Prior to joining Ducommun, Mr. Mookerji’s professional background included corporate strategy, M&A and post-acquisition integration leadership experience at United Technologies Corporation (now Raytheon Technologies Corporation – RTX), both at the corporate and business unit levels, and at Capital Safety, a former Kohlberg, Kravis and Roberts (KKR) portfolio company. Suman started his career in public accounting in 1999 working for Arthur Andersen and then Ernst & Young.

Mr. Mookerji holds an MBA from Babson College and a bachelor’s degree from the University of Mumbai.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing products and solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas—Electronic Systems and Structural Systems—to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit ducommun.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to Ducommun’s expectations relating to the contributions of its newly appointed chief financial officer, controller and treasurer and similar expressions that concern the Company’s future performance and results. We generally use the words “believe,” “expected,” “future,” “continued,” “will” and similar expressions in this press release to identify forward-looking statements. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements. Important uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances, except as required by law.

CONTACTS:

•	Suman Mookerji, Senior Vice President, Chief Financial Officer, Controller & Treasurer 657.335.3665, SMookerji@ducommun.com.

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